Exhibit 23.1














                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                      _____


We consent to the incorporation by reference in the registration statement of Concurrent Computer Corporation on Form S-3 of our report dated August 20, 1993, on our audit of the consolidated financial statements and financial statement schedules of Concurrent Computer Corporation as of June 30, 1993 and 1992 and for the three years in the period ended June 30, 1993, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."



                                        /s/  Coopers & Lybrand



Parsippany, New Jersey
February 4, 1994